EXHIBIT 99.1
INTERNATIONAL GAME TECHNOLOGY ANNOUNCES SIGNING OF A $2.5 BILLION CREDIT FACILITY
RENO, Nev., December 20, 2005/PRNewswire-FirstCall/ — International Game Technology (NYSE: IGT) announced today that it has entered into a $2.5 billion five year credit facility with a syndicate of banks which amends and restates its existing $1.5 billion credit facility.
IGT engaged Banc of America Securities LLC, Wells Fargo Bank, N.A., and The Royal Bank of Scotland PLC, as Joint Lead Arrangers and Joint Book Managers. Bank of America, N.A. serves as Syndication Agent, Wells Fargo Bank, N.A. serves as Administrative Agent, and The Royal Bank of Scotland PLC, Wachovia Bank, National Association, and Mizuho Corporate Bank, Ltd. serve as Co-Documentation Agents.
Statements in this release which are not historical facts are “forward looking” statements under the Private Securities Litigation Reform Act of 1995. Although IGT believes that the expectations reflected in any of its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed. IGT’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent known and unknown risks and uncertainties. IGT does not intend, and undertakes no obligation, to update our forward-looking statements to reflect future events or circumstances.
Information on risks and factors that could affect IGT’s business and financial results are included in our public filings made with the Securities and Exchange Commission.
International Game Technology (www.IGT.com) is a global company specializing in the design, development, manufacturing, distribution and sales of computerized gaming machines and systems products.